November 4, 2014

Mr. Ian M. Cumming

Chairman

Crimson Wine Group Ltd.

2700 Napa Valley Corporate Drive, Suite B

Napa, CA   94558

Dear Ian:

Please be advised that effective immediately I resign from the board of directors of Crimson Wine Group Ltd. to pursue other opportunities.

I extend my best wishes to Crimson Wine Group, its directors, officers and staff.

Regards,

/s/ Erle Martin_____________________________

Erle Martin